UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2015

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 Avenue of the Americas, 43rd Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Stockholders was held on June 10, 2015. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1.	The nominees for election as Class III Directors, each for a three year term, were elected based upon the following vote:

Nominees	Votes For	Withheld Authority	Broker Non-Votes
Roger G. Stoll, Ph.D	1,523,364	327,730	7,041,365
Dennis H. Langer, M.D., J.D.	1,526,754	324,340	7,041,365

2.	The proposal to approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”), was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,478,842	348,671	23,581	7,041,365

3.	The proposal to ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,542,777	1,268,234	81,448	0

4.	The proposal to adopt an amendment to the Company’s 2009 Stock Incentive Plan to increase the total number of shares of the Company’s common stock reserved for issuance under the plan by 1,100,000 shares was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,474,747	354,918	21,429	7,041,365

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: June 11, 2015	By:	/s/ Jennifer K. Simpson, Ph.D.
	Name:	Jennifer K. Simpson, Ph.D.
	Title:	President and Chief Executive Officer